CERTIFICATE OF THE INSPECTOR OF ELECTION OF
BB&T FUNDS
BB&T VARIABLE INSURANCE FUNDS
(the "TRUSTS")

July 8, 2005

BB&T Mid Cap Value Fund
BB&T Total Return Bond Fund
BB&T Total Return Bond VIF
(collectively, the "Funds")

	I, Therese Hogan, duly appointed and qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the BB&T Mid Cap Value Fund, BB&T Total Return Bond Fund, and BB&T
	Total Return Bond VIF (the "Funds") held at the offices of BISYS Fund Services, 100 Summer Street, Suite 1500, Boston, Massachusetts, on July 8, 2005, at 2:00 p.m. (the "Special Meeting"), do hereby certify as follows:

	1. That the transfer agent determined the number of shares of beneficial interest outstanding on each Fund's records as of the close of business on May 23, 2005, the number of shares represented at the Special Meeting, and the authenticity, validity and effectiveness of proxies, and counted and tabulated all proxies; that I determined the existence of a quorum with respect to each Fund and the result of the Proposals submitted to shareholders at the Special Meeting and did such acts as were proper to conduct the vote with fairness to all shareholders; and that I performed my duties impartially and in good faith.

	2. The total number of shares of beneficial interest of the Funds entitled to vote at the Special Meeting were as follows:

BB&T Mid Cap Value Fund
12,397,111.858
BB&T Total Return Bond Fund
34,282,950.325
BB&T Total Return Bond VIF
1,655,795.246

The number of shares of beneficial interest of the Funds represented in person or by proxies received with respect to the Special
Meeting and not revoked at or prior to the Special Meeting were as follows:

BB&T Mid Cap Value Fund
7,850,310.893
BB&T Total Return Bond Fund
28,751,526.647
BB&T Total Return Bond VIF
1,655,795.246

	The number of shares of beneficial interest of the Funds present at the Special Meeting and the manner in which they were cast at the Special Meeting were as follows:

All Funds

Proposal 1: To approve the proposed Sterling Capital Investment
Sub-Advisory Agreement between BB&T Asset Management, Inc.
and Sterling Capital Management LLC.

BB&T Mid Cap Value Fund


No. of Shares
% of Outstanding Shares
FOR:
7,833,339.581
63.187%
AGAINST:
2,419.396
..019%
ABSTAINING:
14,551.916
..118%
TOTAL:
7,850,310.893
63.324%

BB&T Total Return Bond Fund


No. of Shares
% of Outstanding Shares
FOR:
28,714,019.436
83.756%
AGAINST:
19,781.058
..058%
ABSTAINING:
17,726.153
..051%
TOTAL:
28,751,526.647
83.865%

BB&T Total Return Bond VIF


No. of Shares
% of Outstanding Shares
FOR:
1,655,759.246
100.000%
AGAINST:
0
0
ABSTAINING:
0
0
TOTAL:
1,655,759.246
100.000%

Mid Cap Value Fund

Proposal 2: To approve the amendment to the fundamental investment objective of the Fund.

BB&T Mid Cap Value Fund


No. of Shares
% of Outstanding Shares
FOR:
7,647,439.037
61.687%
AGAINST:
10,256.882
..083%
ABSTAINING:
9,308.974
..075%
BROKER N/V
183,306.000
1.479%
TOTAL:
7,850,310.893
63.324%



3. That the results above represent the required affirmative
"vote of a majority of the outstanding voting securities" of the Fund, as that term is defined in the Investment
Company Act of 1940.

	IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 8th day of July, 2005.



	Therese Hogan, Inspector